EXHIBIT 10.14

SIXTEENTH AMENDMENT

Dated as of January 23, 2009

to

RECEIVABLES SALE AGREEMENT

Dated as of December 21, 2001

THIS SIXTEENTH AMENDMENT (the “Amendment”), dated as of January 23, 2009, is entered into among PerkinElmer Receivables Company, as Seller (the “Seller”), PerkinElmer, Inc., as Initial Collection Agent (the “Initial Collection Agent,” and together with any successor thereto, the “Collection Agent”), the committed purchasers party thereto (the “Committed Purchasers”), Windmill Funding Corporation (“Windmill” and together with the Committed Purchasers, the “Purchaser”), and The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as agent for the Purchasers (the “Agent”)

WITNESSETH:

WHEREAS, the Seller, the Initial Collection Agent, the Agent, the Committed Purchasers and Windmill have heretofore executed and delivered a Receivables Sale Agreement, dated as of December 21, 2001 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”),

WHEREAS, the parties hereto desire to amend the Sale Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Sale Agreement shall be and is hereby amended as follows:

SECTION	1. AMENDMENT

Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and is hereby, amended as follows:

(a) The defined term “Dilution Ratio” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Dilution Ratio” means, for any Settlement Period, a fraction (expressed as a percentage), the numerator of which is the total amount of Dilutions during such Settlement Period, and the denominator of which is the amount of Credit Sales generated during the Dilution Horizon.

(b) Clause (B) of the defined term “Dilution Reserve” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

(B) the highest three-month rolling average Dilution Ratio for the past twelve Settlement Periods.

(c) The defined term “Dilution Reserve Multiple” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Dilution Reserve Multiple” shall mean 4.0x.

(d) The defined term “Foreign Obligor” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Foreign Obligor” means any Obligor that is a resident of a country that (x) is a member of the Organization of Economic Cooperation & Development and (y) has a long-term country risk rating of not less than A by S&P and A2 by Moody’s.

(e) The defined term “Liquidity Termination Date” appearing in Schedule I to the Sale Agreement is hereby amended by deleting the date “January 23, 2009” appearing in clause (d) thereof and inserting in its place the date “February 27, 2009.”

(f) The defined term “Loss Reserve Multiple” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Loss Reserve Multiple” shall mean 2.5x.

(g) Clauses (ii) and (iii) of the defined term “Obligor Concentration Limit” appearing in Schedule I of the Sale Agreement are hereby amended in their entireties and as so amended shall read as follows:

(ii) the Obligor Concentration Limit for all Federal Government Obligors in the aggregate shall be an amount equal to 10% of the Eligible Receivables Balance, provided, however, the Parent maintains a long-term unsecured debt rating of at least BBB- by S&P and Baa3 by Moody’s, and (iii) the Obligor Concentration Limit for all Foreign Obligors in the aggregate shall be an amount equal to 10% of the Eligible Receivables Balance, provided, however, the Parent maintains a long-term unsecured debt rating of at least BBB- by S&P and Baa3 by Moody’s.

(h) Clause (f) of the defined term “Termination Event” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

(f) the average Delinquency Ratio for the three most recent Settlement Periods exceeds 10%, the average Default Ratio for the three most recent Settlement Periods exceeds 6%, the average Dilution Ratio for the three most recent

Settlement Periods exceeds 6% (provided, however, that for the Settlement Period ending on January 31, 2009, the average Dilution Ratio for the three most recent Settlement Periods may exceed 6%), the Charge-Off Ratio for the most recent Settlement Periods exceeds 2% or the average Turnover Ratio for the three most recent Settlement Periods exceeds 90 days; or

(i) The following new defined terms are hereby added to Schedule I of the Sale Agreement in the appropriate alphabetical order:

“Credit Sales” means, for any period of determination, the aggregate amount of trade receivables with credit terms of any kind originated by the Originator during such period.

“Dilution Horizon” means, for any Settlement Period, the calendar month ending immediately prior to the beginning of such Settlement Period.

Section 2. This Amendment shall become effective only once the Agent has received (i) this Amendment duly executed by the Seller, the Initial Collection Agent, and the Purchasers, (ii) the duly executed Guarantor’s Acknowledgment and Consent and (iii) the Seventh Amendment to Fee Letter.

Section 3. The Seller hereby agrees that on or prior to February 27, 2009 it shall deliver to the Agent executed Lock-Box Agreements substantially in the form attached hereto as Exhibit A and in any event in form and substance satisfactory to the Agent, for each Lock-Box Account set forth on Exhibit B.

Section 4. To induce the Agent and the Purchasers to enter into this Amendment, the Seller and Initial Collection Agent represent and warrant to the Agent and the Purchasers that: (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Potential Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Initial Collection Agent, and the Sale Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Initial Collection Agent, enforceable against the Seller and the Initial Collection Agent in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Initial Collection Agent of this Amendment or the performance by the Seller or the Initial Collection Agent of the Sale Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.

Section 5. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Section 6. The Seller hereby agrees to pay to the Agent all reasonable rating agency, accounting and other administrative expenses of the Agent and the Committed Purchasers in each case in connection with the transactions contemplated by this Amendment and the legal fees of Chapman and Cutler LLP.

Section 7. Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other documents related hereto.

Section 8. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

THE ROYAL BANK OF SCOTLAND PLC

By:	GREENWICH CAPITAL MARKETS, INC., as agent

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

Address:	c/o ABN AMRO Bank N.V.
540 West Madison Street
27th Floor
Chicago, Illinois 60661
Attention: Agent
Telephone: (312) 338-3491
Telecopy: (312) 338-0140

Signature Page to

Sixteenth Amendment to Receivables Sale Agreement

WINDMILL FUNDING CORPORATION

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

Address:

c/o Global Securitization Services, LLC
68 South Service Road
Suite 120
Melville, New York 11747
Attention: Frank B. Bilotta
Telephone: (212) 302-5151
Telecopy: (212) 302-8767

With a copy to:

The Royal Bank of Scotland plc
Greenwich Capital Markets, Inc., as agent
c/o ABN AMRO Bank N.V.
540 West Madison Street
27th Floor
Chicago, Illinois 60661
Attention: Windmill Administrator
Telephone: (312)338-3491
Telecopy: (312) 338-0140

Signature Page to

Sixteenth Amendment to Receivables Sale Agreement

PERKINELMER RECEIVABLES COMPANY

By:	/s/ John L. Healy
Title:	John L. Healy, President

PERKINELMER, INC.

By:	/s/ David C. Francisco
Title:	David C. Francisco, Treasurer

Signature Page to

Sixteenth Amendment to Receivables Sale Agreement

GUARANTOR’S ACKNOWLEDGMENT AND CONSENT

The undersigned, PerkinElmer, Inc., has heretofore executed and delivered the Limited Guaranty dated as of December21, 2001 (the “Guaranty”) and hereby consents to the Amendment to the Sale Agreement as set forth above and confirms that the Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Sale Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

PERKINELMER, INC.

By:	/s/ David C. Francisco
Title:	David C. Francisco, Treasurer

EXHIBIT A

FORM OF LOCK BOX LETTER

                    , 20

Bank of America N.A.

Attn: Brian Dewey,

Vice President Global Treasury Services

335 Madison Avenue

New York, NY 10017

Ladies and Gentlemen:

Reference is made to the lock-box addresses (“Lockbox Addresses”) and the associated lock-box demand deposit account numbers (“Accounts”) listed on Exhibit A attached hereto as Exhibit A and incorporated herein maintained with Bank of America N.A. (“Bank”) in the name of PerkinElmer Receivables Company, a Delaware Corporation (the “Seller”). The Seller hereby confirms it has sold all Receivables (as defined below) to Agent (as defined below).

In connection with the Receivables Sale Agreement, dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”), among the Seller and the Initial Collection Agent, Windmill Funding Corporation (“Windmill”), the financial institutions from time to time party thereto (collectively, the “Committed Purchasers”), and The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as agent (the “Agent”) for Windmill, (collectively, the “Purchasers”), the Seller has assigned to the Agent for the benefit of the Purchasers an undivided percentage interest in the accounts, chattel paper, instruments or general intangibles, including but not limited to the checks and other payment instruments, originated by Seller and sold to the Seller, (collectively the “Receivables”) under which payments are or may hereafter be made to the Accounts, and has granted to the Agent for the benefit of the Purchasers a security interest in its retained interest in such Receivables.

Seller, Agent and Bank are entering into this letter agreement (“Agreement”) to provide for the disposition of net proceeds of Receivables deposited in Seller’s Accounts maintained with Bank. Bank’s execution of this Agreement is a condition precedent to the continued maintenance of the Accounts with Bank.

Seller hereby transfer exclusive dominion and control of the Accounts to the Agent, subject only to the condition subsequent that the Agent shall have given Bank notice that a Collection Agent Replacement Event has occurred and is continuing under the Receivables Sale Agreement and of Agent’s election to assume such dominion and control, which notice shall be in substantially the form attached hereto as Exhibit B (the “Agent’s Notice”).

At all times prior to the receipt of the Agent’s Notice described above, all payments to be made by Bank out of, or in connection with the Accounts, are to be made in accordance with the instructions of Seller or its agent and Bank may permit Seller to operate and transact business through the Accounts in a normal fashion, including making withdrawals from the Accounts.

Seller hereby irrevocably instructs Bank, at all times commencing within a reasonable period of time not to exceed two Business Days from and after the date of Bank’s receipt of the Agent’s Notice as described above, to transfer by wire all available balances in the Accounts directly to the Agent in accordance with the instructions of Agent’s Notice. “Business Day” means each Monday through Friday, excluding Bank holidays. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal. Agent will give Bank sufficient advance written notice of any change in the instructions for Bank to act upon such changes.

Seller also hereby notifies Bank that, at all times commencing within a reasonable period of time not to exceed two Business Days from and after the date of Bank’s receipt of the Agent’s Notice as described above, the Agent shall be irrevocably entitled to exercise in Seller’s place and stead any and all rights in connection with the Accounts, including, without limitation, (a) the right to specify when payments are to be made out of, or in connection with, the Accounts and (b) the right to require preparation of duplicate monthly bank statements on the accounts for the Agent’s audit purpose and mailing of such statements directly to an address specified by the Agent. At all times commencing within a reasonable period of time not to exceed two Business Days from and after the date of Bank’s receipt of the Agent Notice, neither Seller nor any of its affiliates shall be given any access to the Accounts.

The Agent’s Notice or any written notice or other written communication to be given under this Agreement may be personally served or sent by telex, facsimile or U.S. mail, certified return receipt requested, to the address, telex or facsimile number set forth under each party’s signature to this Agreement (or to such other address, telex or facsimile number as to which a party may specify in writing). Except as otherwise expressly provided herein, all such notices will be effective when actually received or, in the case of personal delivery, delivered.

By executing this Agreement, Bank acknowledges the existence of the Agent’s right to dominion and control of the Accounts and its security interest in the amounts from time to time on deposit therein and agrees that from the date hereof the Accounts shall be maintained by Bank for the benefit of the Agent on the terms provided herein. The Accounts are to be entitled “PerkinElmer Receivables Company” and “The Royal Bank of Scotland plc.” Except as otherwise provided in this Agreement, payments to the Accounts are to be processed in accordance with the Bank’s usual operating procedures for the handling of any Receivables, in accordance with the Bank’s Standard Terms and Conditions attached hereto as Exhibit C and incorporated herein, except as modified by this Agreement, that are currently in effect. Bank will charge each Account for all returned Receivables on that Account. All other service charges and other fees and charges generated in connection with the Accounts, the Lockbox Services or this Agreement shall continue to be payable by Seller under the arrangements currently in effect. Bank will follow its usual procedures in the event the Lockbox Addresses, the Accounts or any Receivable should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process.

By executing this Agreement, Bank (a) waives and agrees not to assert claim or endeavor to exercise, (b) bars and estops Bank from asserting, claiming or exercising and (c) acknowledges that to the best of its knowledge, it has not heretofore received a notice, writ, order or other form of legal process from any other party asserting, claiming or exercising, any right of set-off; banker’s lien or other purported form of claim with respect to the Accounts or any funds from time to time deposited therein. Except for Bank’s right to payment of service charges, fees and other charges associated with the Accounts, the Lockbox Addresses and this Agreement, and to make deductions for returned items, Bank shall have no rights in the Accounts or the funds deposited therein except as permitted under this Agreement. To the extent Bank may ever have any additional rights, Bank hereby expressly subordinates all such rights to all rights of the Agent until it has been advised in writing by Agent that all of Seller’s obligations which are secured by the Receivables, the Lockbox Addresses and the Accounts are paid in full. Agent shall notify Bank promptly in writing upon payment in full of Seller’s obligations and this Agreement shall automatically terminate upon receipt of such notice.

Bank may terminate this Agreement upon 30 days’ prior written notice to Seller and Agent. Seller may not terminate this Agreement or the Lockbox Service except with the written consent of Agent and upon 30 days’ prior written notice to Bank and Agent. This Agreement may also be terminated upon written notice to Bank by the Agent stating the Receivables Sale Agreement and this Agreement are no longer in effect.

Notwithstanding the immediately preceding paragraph, Bank may terminate this Agreement at any time by written notice to Seller and Agent if either of the Seller or the Agent breaches any of the terms of this Agreement and such breach is not cured within 5 Business Days after notice has been given to Seller and Agent. Bank may also terminate this Agreement if Seller: (i) breaches any other agreement with Bank or any agreement involving the borrowing of money or extension of credit; (ii) liquidates, dissolves, merges with or into or consolidates with another entity or sells, leases or disposes of a substantial portion of its business or assets; (iii) terminates its business, fails generally or admits in writing its inability to pay its debt as they become due; (iv) any bankruptcy, reorganization, arrangement, insolvency, dissolution or similar proceeding is instituted with respect to Seller; (v) Seller makes any assignment for the benefit of creditors or enters into any composition with Creditors or takes any action in furtherance of any of the foregoing; or (vi) any material adverse change occurs in either Seller’s financial condition, results of operations or ability to perform obligations under this Agreement upon 5 Business Days notice to Seller and Agent. Seller shall promptly give written notice to Bank of the occurrence of any of the foregoing events as it applies to it.

In the event that this Agreement is terminated pursuant to the two immediately preceding paragraphs, any collected and available balances in the Accounts will be transferred in accordance with Agent’s instructions and the Lockbox Accounts will be closed. Any mail received at the Lockbox Addresses within 60 calendar days after termination of this Agreement will be sent unopened to the address specified below for Agent or to such other address as designated in writing by Agent. Sending of the mail as described above is Bank’s only responsibility with respect to the mail received at the Lockbox Addresses within 60 calendar days after termination of this Agreement. Bank shall forward mail at its standard charge in effect at the time the mail is forwarded. Seller will pay Bank such charges upon demand.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and may not be altered, modified or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by Bank, Seller and Agent of a written instrument so providing except that Bank’s charges are subject to change by Bank upon 30 days’ prior written notice to Seller. In the event that any provision in this Agreement is in conflict with, or inconsistent with, any provision of any other document or written or oral statement, this Agreement will exclusively govern, control and supersede all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this Agreement or to preserve and protect the rights of each party hereunder.

In the event Seller becomes subject to a voluntary or involuntary proceeding under the pursuant to Title 11, United States Code or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Seller, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes or if Bank is otherwise served with legal process which it in good faith believes affects funds in the Accounts, Bank may suspend disbursements from the Accounts as would otherwise be required by the terms of this Agreement until such time as Bank receives an appropriate court order or other satisfactory assurances establishing that the funds may continue to be disbursed according to the instructions contained in this Agreement.

If the balances in any Account is not sufficient to pay Bank for any returned Receivable, Seller agrees to pay Bank on demand any amounts due Bank with respect to such returned check. If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Lockbox Service or this Agreement, Seller agrees to pay Bank on demand the amount due Bank. Seller will have breached this Agreement if it has not paid Bank, within 30 days after the demand, the amount due Bank. Seller hereby authorizes Bank, without prior notice, from time to time to debit any other account it may have with Bank for the amount or amounts due Bank under this paragraph.

Bank will not be liable to Seller or Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence. In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits. Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Seller or Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

Seller and Agent shall jointly and severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning Bank’s provision of the Lockbox Service, this Agreement, any Receivable or the Lockbox Addresses. Notwithstanding the forgoing sentence, Agent’s obligation under this section shall not become effective until Bank has received the Agent’s Notice as described above. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Seller’s and Agent’s obligations under this section shall survive termination of this Agreement.

Seller and Agent each represent and warrant to Bank that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which, it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained. Seller and Agent each agrees that it shall be deemed to make and renew each representation and warranty in this paragraph on and as of each day on which it uses the Lockbox Service.

Seller represents and warrants that it has not assigned or granted a security interest in the Accounts or any funds now or hereafter deposited in the Accounts, except to Agent.

Seller agrees that after Bank receives the Agent’s Notice, it cannot, and will not, withdraw any monies from the Accounts until such time as Agent advises Bank in writing that Agent no longer claims any interest in the Accounts and the monies deposited and to be deposited in the Accounts and further that it will not permit the Accounts to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Agents security interest referred to herein.

Agent acknowledges and agrees that Bank has the right to charge the Accounts from time to time, as set forth in this Agreement, and the account agreement, as said agreements are amended from time to time, and that Agent has no right to the sums so withdrawn by Bank.

Seller and Lender agree to pay to Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to fights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code. Seller agrees to pay Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

Neither Seller nor Agent may assign any of its rights under this Agreement without the prior written consent of Bank, which consent shall not unreasonably be withheld.

Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Seller, Agent and Bank.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO ILLINOIS PRINCIPLES OF CONFLICTS OF LAW. This Agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

Indicate Bank’s agreement to the terms of this Agreement by signing in space provided below. This Agreement will become effective upon the execution and exchange of a counterpart of this Agreement by all parties hereto.

Very truly yours,

PERKINELMER RECEIVABLES COMPANY (“Seller”)

By:
Title:

Address of notice:

PerkinElmer Receivables Company

940 Winter Street

Waltham, MA 02451

Attention: Jim Vincent

Telephone Number:    (781) 663-5677

Telecopy Number:      (781) 663-5977

Accepted and Confirmed as of the date first written above:

THE ROYAL BANK OF SCOTLAND PLC
(SUCCESSOR TO ABN AMRO BANK N.V.), as Agent

By:	GREENWICH CAPITAL MARKETS, INC., as agent

By
Title

Address of notice:

c/o ABN AMRO Bank N.V. 540 West Madison Street 27th Floor Chicago, Illinois 60661 Attention: Agent Telephone Number: (312) 338-3491 Telecopy Number: (312) 338-0140

Acknowledged and agreed to as of the date first written above:

BANK OF AMERICA N.A., as Bank

By	/s/ Rick Love
Rick Love, Vice President

Address of notice:

Bank of America, N. A.

Blocked Account Support - Baltimore

225 N. Calvert Street

Mail Code: MD4-301-10-38

Baltimore, Maryland 21202

Facsimile: 877-874-1851

and:

Susan McNeice, AVP

Bank of America, N. A.

Blocked Account support - Baltimore

225 N. Calvert Street

Mail Code: MD4-301-10-38

Baltimore, Maryland 21202

Fax: 877-874-1851

EXHIBIT A

TO LETTER OF CREDIT RELATING TO LOCKBOX SERVICES

ACCOUNT HOLDER	LOCKBOX ADDRESS	LOCKBOX NUMBER	LOCKBOX ACCOUNT

EXHIBIT B

TO LETTER OF CREDIT RELATING TO LOCKBOX SERVICES

Bank of America N.A.

Rick Love, Vice President

Blocked Account Support - Baltimore

225 N. Calvert Street

Mail Code: MD4-301-10-38

Baltimore, Maryland 21202

Facsimile: 877-874-1851

Re:	PerkinElmer Receivables Company
Lock-Box Number: Lock-Box Account Number:

Ladies and Gentlemen:

Reference is made to the letter agreement dated             , 20     (the “Agreement”) among PerkinElmer Receivables Company, a Delaware Corporation, PerkinElmer Receivables Company, the undersigned, as Agent, and Bank concerning the above described lock-box addresses and lock-box accounts (the “Accounts”). We hereby give you notice that a Collection Agent Replacement Event has occurred and is continuing under the Receivables Sale Agreement (as defined in the Agreement) and of our assumption of dominion and control of the Accounts as provided in the Agreement.

We hereby instruct Bank not to permit any other party to have access to the Accounts and to make all payments to be made by you out of or in connection with the Accounts directly to the undersigned upon our instructions, at our address set forth above.

ABA#
Acct#:
Acct Name:
Ref:

Very truly yours,

THE ROYAL BANK OF SCOTLAND PLC

		By:	GREENWICH CAPITAL MARKETS, INC., as agent

By:
Name:
Title:

		Address:	c/o ABN AMRO Bank N.V.
540 West Madison Street
27th Floor
Chicago, Illinois 60661
Attention: Agent
Telephone: (312) 338-3491
Telecopy: (312) 338-0140
cc:	PerkinElmer Receivables Company
Susan McNeice, Bank of America N.A.

EXHIBIT C

TO LETTER OF CREDIT RELATING TO LOCKBOX SERVICES

STANDARD TERMS AND CONDITIONS

The Lockbox Service involves processing Checks that are received at a Lockbox Address. With this Service, Seller instructs its customers to mail checks it wants to have processed under the Service to the Lockbox Address. Bank picks up mail at the Lockbox Address according to its mail pick-up schedule. Bank will have unrestricted and exclusive access to the mail directed to the Lockbox Address. Bank will provide Seller with the Lockbox Service for a Lockbox Address when Seller has completed and Bank has received Bank’s then current set-up documents for the Lockbox Address.

If Bank receives any mail containing Seller’s lockbox number at Bank’s lockbox operations location (instead of the Lockbox Address), Bank may handle the mail as if it had been received at the Lockbox Address.

PROCESSING

Bank will handle Checks received at the Lockbox Address according to the applicable deposit account agreement, as if the Checks were delivered by Seller to Bank for deposit to the Account, except as modified by these Terms and Conditions.

Bank will open the envelopes picked up from the Lockbox Address and remove the contents. For the Lockbox Address, Checks and other documents contained in the envelopes will be inspected and handled in the manner specified in the Seller’s set-up documents. Bank captures and reports information related to the lockbox processing, where available, if Seller has specified this option in the set-up documents. Bank will endorse all Checks Bank processes on Seller’s behalf.

If Bank processes an unsigned check as instructed in the set-up documents, and the check is paid, but the account owner does not authorize payment, Seller agrees to indemnify Bank, the drawee bank (which may include Bank) and any intervening collecting bank for any liability or expense incurred by such indemnitee due to the payment and collection of the check.

If Seller instructs Bank not to process a check bearing a handwritten or typed notation “Payment in Full” or words of similar import on the face of the check, Seller understands that Bank has adopted procedures designed to detect Checks bearing such notations; however, Bank will not be liable to Seller or any other party for losses suffered if Bank fails to detect Checks bearing such notations.

RETURNED CHECK

Unless Seller and Bank agree to another processing procedure, Bank will reclear a Check once which has been returned and marked “Refer to Maker,” “Not Sufficient Funds” or “Uncollected Funds.” If the Check is returned for any other reason or if the Check is returned a second time, Bank will debit the Account and return the Check to Seller. Seller agrees that Bank will not send a returned item notice to Seller for a returned Check unless Seller and Bank have agreed otherwise.

ACCEPTABLE PAYEES

For the Lockbox Address, Seller will provide to Bank the names of Acceptable Payees (“Acceptable Payee” means Seller’s name and any other payee name provided to Bank by Seller as an acceptable payee for Checks to be processed under the Lockbox Service). Bank will process a check only if it is made payable to an Acceptable Payee and if the check is otherwise processable. Seller warrants that each Acceptable Payee is either (i) a variation of Seller’s name or (ii) is an affiliate of Seller which has authorized Checks payable to it to be credited to the Account. Bank may treat as an Acceptable Payee any variation of any Acceptable Payee’s name that Bank deems to be reasonable.

CHANGES TO PROCESSING INSTRUCTIONS

Seller may request Bank orally or in writing to make changes to the processing instructions (including changes to Acceptable Payees) for any Lockbox Address by contacting its Bank representative, so long as such changes do not conflict with the terms of the Deposit Account Control Agreement. Bank will not be obligated to implement any requested changes until Bank has actually received the requests and had a reasonable opportunity to act upon them. In making changes, Bank is entitled to rely on instructions purporting to be from Seller.

EXHIBIT B

LOCK BOXES AND LOCK-BOX BANKS

PerkinElmer Health Sciences, Inc. (Delaware Corporation, formerly known as

PerkinElmer LAS, Inc.)

710 Bridgeport Ave
Shelton, CT 06484

549 Albany Street
Boston, MA 02118

Bank of America, N.A.

PerkinElmer LAS Inc. Shelton

Account Number:

Lockbox Number:

PerkinElmer Illumination, Inc. (Delaware Corporation, formerly known as PerkinElmer

Optoelectronics NC, Inc.)

44370 Christy Street
Fremont, CA 94538

Bank of America Account Name: PerkinElmer Optoelectronics NC, Inc. Account Number: Lockbox Number:

PerkinElmer Holdings, Inc.

2175 Mission College Blvd.
Santa Clara, CA 95054

Bank of America, N.A. Account Name: PerkinElmer Holdings Reticon Account Number: Lockbox Number: Bank of America, N.A. Account Name: PerkinElmer Holdings Asi Account Number: Lockbox Number:

PerkinElmer, Inc.

1330 E. Cypress St.
Covina, CA 91724

35 Congress Street Salem, MA 01979	Bank of America, N.A. Account Name: PerkinElmer Optoelectronics Covina Account Number: Lockbox Number:
Bank of America, N.A. Account Name: PKI Optoelectronics Salem Account Number: Lockbox Number:
Bank of America, N.A. Account Name: PKI Optoelectronics St. Louis Account Number: Lockbox Number:

Foreign

PerkinElmer Canada Inc. (Federal Corp.) c/o Gowlings Lafleur Henderson LLP Suite 5800, Scotia Plaza 40 King Street West Toronto, Ontario Canada M5H 3Z7 (Registered Office c/o local counsel)

Principal business location: 22001 Dumberry Road Vaudreuil, Quebec Canada J7V 8P7	Royal Bank of Canada Account Name: PerkinElmer Canada, Inc. 129 788 6 CDN Lockbox